Exhibit 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-51403, 333-51405, 333-51407, and 333-69767 of SSE Telecom, Inc. on Form S-8
of our report dated November 29, 2000 (December 22, 2000 as to Note 13) (which report expresses an explanatory paragraph concerning factors which raise substantial doubt about the Commpany's ability to continue as a going concern), appearing in this Annual Report on Form 10-K for SSE Telecom, Inc. for the year ended September 30, 2000.


Deloitte & Touche LLP
San Jose, California
December 28, 2000